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Motorola Solutions, Inc.

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Investor Presentation May 2018

SAFE HARBOR A number of forward-looking statements will be made during this presentation. Forward-looking statements are any statements that are not historical facts. These forward-looking statements are based on the current expectations of Motorola Solutions, and we can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this presentation.  Information about factors that could cause, and in some cases have caused, such differences can be found on pages 8 through 20 in Item 1A of Motorola Solutions’ 2017 Annual Report on Form 10-K and in our other SEC filings, available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com/investor This presentation is being made on the 4th day of May, 2018. The content of this presentation contains time-sensitive information that is accurate only as of the time hereof. If any portion of this presentation is rebroadcast, retransmitted or redistributed at a later date, Motorola Solutions will not be reviewing or updating the material that is contained herein. Non-GAAP Statements: Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non-GAAP measure, in the appendix of this presentation. These non-GAAP measures include “Free Cash Flow” and “Operating Earnings”. MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2018 Motorola Solutions, Inc. All rights reserved.

BUSINESS OVERVIEW AND STRATEGY Extend our leadership in mission-critical solutions Leverage our installed base in Public Safety platforms Deliver end-to-end solutions Grow recurring revenue of managed and support services and software Our Strategy Motorola Solutions is a leading global provider of mission-critical communication infrastructure, devices, accessories, software and services $17.5B Market Cap as of 1-May-2018 100,000 Customers in over 100 Countries 15,000 Employees in 60 Countries $6.4B 2017 Annual Sales Our products and services help government, public safety, and commercial customers improve their operations and ensure the safety of mobile workforces Products Segment Services Segment Extensive portfolio of infrastructure, devices, accessories, and software to build and maintain private mobile communications networks Principal product lines: Devices and Systems Full set of service offerings for government, public safety, and commercial communication networks Principal product lines: Integration Services and Managed & Support Services 3

RECORD PERFORMANCE Record Backlog of $9.6B Continue to Deliver Returns to Investors * These are the business performance factor results under the Short-Term Incentive Plan (“STIP”) 1 Operating Earnings is our reported Non-GAAP operating earnings, which excludes highlighted items, stock-based compensation, reorganization charges and intangible amortization. 2 Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, as adjusted for a tax benefit from an anticipated US pension contribution for the 2017 tax year and the monetization of a long-term receivable accelerated into 2017. See pg. 27 of our Proxy Statement for details. Strong performance in 2017 as company set new records for revenue, operating earnings, cash flow and backlog; MSI also completed key acquisitions to accelerate software and services growth and generate stockholder returns +6% Sales Growth in 2017 vs. 2016 +15% Backlog Growth in 2017 vs. 2016 $1.6B Operating Earnings1 $1.0B Free Cash Flow2 2017 growth acceleration 0% 35% 74% MSI S&P 500 Backlog ($B) Dividend Adjusted Returns (%) December 31, 2014 – May 1, 2018 Source: S&P Capital IQ 4 Record Performance Incentivized by Compensation Program* Building Backlog and Momentum

COMPENSATION PROGRAM OVERVIEW Element Description Rationale Factors Influencing Amount 2017 CEO Pay1 Base Salary Fixed compensation Delivered in cash Provide base amount of market competitive pay Experience, role scope, market and individual performance $1.3M Short-Term Incentive Plan (“STIP”) Variable compensation Delivered in cash Based on performance against annually established goals and individual performance Motivate and reward executives for achievement of key financial results for the year Targets based on role scope and market Payout based on measurable company performance and specific individual performance $2.6M Long-Term Incentives Long Range Incentive Plan (“LRIP”) Long-term payout Delivered in cash and options Based on achievement of 3-year relative TSR vs. S&P 500 Aligns executives’ interests with long-term stockholder value Aligns payout to performance relative to the S&P 500 Targets based on role scope and market Award based on relative TSR vs. S&P 500 $4.7M Performance Options (“POs”) $3.3M Market Stock Units Delivered in shares Earned and vests 1/3 per year over 3 years Based on stock price appreciation / depreciation Aligns interests of executives with long-term stockholder value Assists in retaining talent once performance achieved Targets based on role scope and market Award based on stock price appreciation / depreciation $3.2M MSI has a balanced compensation program that supports our business growth and aligns with stockholder interests, with the vast majority of CEO and other NEO pay in the form of at-risk compensation For 2017, business performance was based on achievement of operating earnings (65%) and free cash flow (35%) goals Individual performance reflected measureable record financial and operational success positioning MSI well for future growth Pay at Risk 90% Long-Term Pay 75% CEO Pay at Risk 80% Long-Term Pay 61% Average Other NEOs Total CEO Compensation: $15.1M 1 Excludes perquisites 5 STIP and LTI are both 100% performance-based

SHORT TERM INCENTIVE PLAN Fundamental inputs used internally to measure profitability, business liquidity and rates of return for the business Appropriate measure of the strength and sustainability of our business model and driver of long-term, sustainable stockholder value Targets are aligned with annual operating plan approved by the Board The Compensation and Leadership Committee (the “Committee”) assesses each NEO’s individual performance and accomplishments that contribute to execution of our overall strategy Delivered record revenue, operating earnings and free cash flow Successfully completed strategic transactions Recorded accelerating, record backlog growth Onboarded over 2,000 new employees STIP Targets Set through a Rigorous Process The Committee follows a rigorous process to determine the range of performance for each measure of the STIP Targets are reviewed annually and determined based on prior year financial results, market share, projected revenue growth, margins and operating expenditures and other macroeconomic and industry considerations The operating earnings and free cash flow targets and performance ranges aligned with 2017’s operating plan approved by the Board at the beginning of the year In 2017, operating earnings and free cash flow targets were 5% and 11% higher, respectively, than 2016 targets and 9% and 15% higher, respectively, than 2016 actual results Business Performance Factor (Payout Range: 0 - 1.4x) Individual Performance Factor (Payout Range: 0 - 1.4x) Operating Earnings (65%) Measures our profits from sales Free Cash Flow (35%) Measures the cash available after capital expenditures 2017 Results and Payouts Overseeing strategic acquisitions Refreshing talent Launching innovative products or strategies Implementing operational improvements Making impactful leadership changes Driving significant shareholder returns 6 Individual Performance Factor Resulted in 1.4x modifier Business Performance Factor Resulted in target funding

100% performance-based program demonstrates compensation is tied closely with Company performance LONG TERM INCENTIVE PLAN The Committee determines the total LTI value with reference to market levels through benchmarking completed by our independent consultant, Compensation Advisory Partners The Committee determined the CEO’s target LTI should be increased to: Incentivize continued reinvention of our software and services business to generate outsized growth Conduct strategic transactions in conjunction with this strategy, and Maintain and further develop strong leadership team to deliver operational and financial results 2015 – 2017 TSR was 52.5% over the 3-year period Resulted in 68th percentile rank in S&P 500 comparator group Equated to 150% of target under 2015-2017 LRIP and POs Incentivizes executives to aim for outperformance vs. S&P 500 comparator companies The Committee chose to benchmark against the S&P 500 because the diversity and global nature of the companies that compose the index reflect the complexity of MSI’s own diverse technology business The Committee reserves discretion to reduce LRIP pay-out in the event TSR is negative 2017 Results and Payouts Market Stock Units (1/3) Performance Stock Options (1/3) Long Range Incentive Plan (1/3) Relative Total Shareholder Return Rewards creation of long-term shareholder value through stock price appreciation and encourages outperformance compared to peers Absolute Total Shareholder Return Rewards creation of long-term shareholder value through stock price appreciation Encourages focus on financial and operational metrics that drive our growth in ways that result in long-term value creation for stockholders Promotes achievement of the highest, sustainable stock price 7 LRIP and POs require performance exceeding the group median before target payout is earned LTI Determined in Relation to Peers

PERFORMANCE VS. PEERS Company Market Cap ($MM) Industry TSR (2015 – May 2018)1 Harris Corporation $18,021 Aerospace and Defense 127% Raytheon Company $58,047 Aerospace and Defense 101% Motorola Solutions, Inc. $17,541 Communications Equipment 74% Roper Technologies, Inc. $27,314 Industrial Conglomerates 73% Agilent Technologies, Inc. $21,361 Life Sciences Tools and Services 68% Rockwell Collins, Inc. $21,716 Aerospace and Defense 64% Rockwell Automation Inc. $21,371 Electrical Equipment 62% Amphenol Corporation $25,350 Electronic Equipment, Instruments and Components 61% TE Connectivity Ltd. $32,143 Electronic Equipment, Instruments and Components 55% Ingersoll-Rand Plc $21,308 Machinery 45% Parker-Hannifin Corporation $22,348 Machinery 39% Dover Corporation $14,207 Machinery 38% Juniper Networks, Inc. $8,635 Communications Equipment 17% ARRIS International plc $4,990 Communications Equipment -11% The Committee reviews the composition of the comparator group annually with the assistance of an independent compensation consultant The group has remained the same since 2015 following the sale of our Enterprise business (except for the removal of Tyco International Ltd. after it was acquired by Johnson Controls in 2016) The Committee also considers compensation surveys that include data from companies of similar size and business segments 1Source: S&P Capital IQ; dividend adjusted share price; 31-Dec-14 through 1-May-18 MSI has outperformed most of its peers since 2015, and is the strong leader of its Communications Equipment industry peers Comparator Group Selection Process 8

SKILLED AND DIVERSE BOARD GREGORY Q. BROWN KENNETH D. DENMAN EGON P. DURBAN CLAYTON M. JONES JUDY C. LEWENT GREGORY K. MONDRE ANNE R. PRAMAGGIORE SAMUEL C. SCOTT III JOSEPH M. TUCCI Relevant industry experience Public company CEOs and CFOs Financial and accounting expertise Information technology & cyber security Global business experience Developing markets experience Government, public policy and regulatory experience Private equity and investment banking experience Public company board experience Managed and support services expertise Director Skills & Experiences Independent Director Key Stats Former Chairman, President and CEO, Corn Products International Chairman and CEO, Motorola Solutions, Inc. Co-Chairman and Co-CEO GTY Technology Holdings, Inc. Managing Partner and Managing Director of Silver Lake Former EVP and CFO, Merck & Co., Inc. Managing Partner and Managing Director of Silver Lake Venture Partner, Sway Ventures President and CEO, Commonwealth Edison Former Chairman, CEO and President, Rockwell Collins, Inc. Chair of Audit Committee Chair of Compensation and Leadership Committee Chair of Governance and Nominating Committee Joined Board in 2017 Board Tenure 6.0 year Avg. Tenure 9 8 of 9 Majority Independent Board 50% Diverse

GOVERNANCE & COMPENSATION PRACTICES Active stockholder engagement process (contacted holders of 62% of shares since late 2017) Annual election of all directors Lead Independent Director Eight of nine director nominees are independent Board Committees comprised entirely of independent directors Commitment to Board refreshment Board and Committee self assessment process Majority vote for directors in uncontested elections Holders of 20% or more of our Common Stock have the ability to request a special meeting of stockholders Board oversight of risk management, including oversight of financial, cyber security, operational and strategic risks Investment in talent development programs Commitment to corporate social responsibility Governance Practices Performance measures are linked to near-term operating objectives and delivery of long-term value to stockholders through both relative and absolute stock price performance Long-term incentive program is 100% performance-based Committee retains independent compensation consultant to review the Company’s compensation program and practices Our performance-based plans are subject to maximum payout caps Double trigger vesting upon change in control No excise tax gross-ups Stock ownership guidelines (6x salary for CEO; 3x salary for other NEOs) Recoupment or “clawback” policy No hedging or pledging We conduct regular risk assessments of our compensation programs and practices Compensation Practices 10

USE OF NON-GAAP MEASURES In addition to the GAAP results provided during this event, Motorola Solutions has provided certain non-GAAP measurements. Motorola Solutions has provided these non-GAAP measurements as a measure to help investors better understand its core operating performance, enhance comparisons of Motorola Solutions’ core operating performance from period-to-period and to allow better comparisons of Motorola Solutions’ operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to incentive compensation targets. Management uses operating results excluding these items because they believe this measure enables them to make better period-to-period evaluations of the financial performance of its core business operations. There are inherent limitations in the use of operating results excluding these items because the company’s GAAP results include the impact of these items. The non-GAAP measures are intended only as a supplement to the comparable GAAP measures and the Company compensates for the limitations inherent in the use of non-GAAP measures by using GAAP measures in conjunction with the non-GAAP measures. As a result, investors should consider these non-GAAP measures in addition to, and not in substitution for, or as superior to, measures of financial performance prepared in accordance with GAAP. Details of these items and reconciliations of the non-GAAP measurements provided during this presentation to GAAP measurements can be found in the Appendix to this presentation and on Motorola Solutions’ website at www.motorolasolutions.com/investor MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2018 Motorola Solutions, Inc. All rights reserved. 11

USE OF NON-GAAP MEASURES “Free Cash Flow” and “Operating Earnings” are non-GAAP measures and should not be considered replacements for results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures may not be comparable to similarly-titled measures reported by other companies. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP measures in combination with the most directly comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The following provides additional information regarding these non-GAAP measures: Free Cash Flow – net cash provided by operating activities less capital expenditures, as adjusted for a tax benefit from an anticipated US Pension contribution for the 2017 tax year and monetization of a long term receivable accelerated into 2017. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. This measure is also used as a component of incentive compensation. Operating Earnings – operating earnings adjusted for stock based compensation expenses, reorganization charges, intangibles amortization expenses, and other highlighted items. We believe Operating Earnings provides useful information to investors as it provides insight into the primary earnings metric used by management to monitor and evaluate earnings generated from our operations. This measure is also used as a component of incentive compensation. MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2018 Motorola Solutions, Inc. All rights reserved. 12

SUPPLEMENTAL NON-GAAP MEASURES

Motorola Solutions, Inc. and Subsidiaries Non-GAAP Trend (in millions, except per share amounts)

	Q1 '17	Q2 '17	Q3'17	Q4'17	2017
Net sales	$ 1,281	$ 1,497	$ 1,645	$ 1,957	$ 6,380
GAAP gross margin	570	690	794	970	3,024
Non-GAAP gross margin adjustments:					
Stock-based compensation expense	2	2	2	2	8
Reorganization of business charges	4	2	2	2	10
Non-GAAP gross margin	576	694	798	974	3,042
GAAP Operating earnings (loss) ("OE")	176	257	338	511	1,282
Non-GAAP OE Adjustments:					
Stock-based compensation expense	15	14	14	15	58
Reorganization of business charges	15	1	6	11	33
Intangibles amortization expense	36	37	39	39	151
Other highlighted items	(24)	15	22	(3)	10
Non-GAAP OE	$ 224	$ 328	$ 423	$ 577	$ 1,552
GAAP OE%	13.7 %	17.2 %	20.5 %	26.1 %	20.1 %
Non-GAAP Adj %	3.7 %	4.7 %	5.2 %	3.4 %	4.2 %
Non-GAAP OE %	17.5 %	21.9 %	25.7 %	29.5 %	24.3 %

	Q1 '17	Q2 '17	Q3'17	Q4'17	2017
GAAP Other income (expense)	(56)	(52)	(52)	(46)	(206)
Non-GAAP Below OE adjustments	3	(1)	—	—	2
Non-GAAP Other income (expense)	(59)	(51)	(52)	(46)	(208)
GAAP Earnings (loss)*	77	131	212	(575)	(155)
Non-GAAP OE adjustments	48	71	85	65	269
Non-GAAP below OE adjustments	(3)	1	—	—	(2)
Non-GAAP tax adjustments and effect	$ (2)	$ (14)	$ (38)	$ 865	$ 811
TOTAL Non-GAAP Earnings	$ 120	$ 189	$ 259	$ 355	$ 923
GAAP earnings per share ("EPS")	$ 0.45	$ 0.78	$ 1.25	$ (3.56)	$ (0.95)
EPS adjusted for dilution**	—	—	—	(3.40)	(0.92)
Non-GAAP EPS adjustments	0.26	0.34	0.28	5.50	6.38
Non-GAAP EPS	$ 0.71	$ 1.12	$ 1.53	$ 2.10	$ 5.46
Diluted, weighted average shares outstanding	169.9	169.0	169.0	168.9	169.3

** Amounts attributable to Motorola Solutions, Inc. common shareholders.*

*** Under U.S. GAAP, the accounting for a net loss from continuing operations results in the presentation of dilutive earnings per share equal to basic earnings per share, as any increase in basic shares would be anti-dilutive to earnings per share. As a result of the highlighted items identified during Q4 2017, the Company reported a net loss from continuing operations for the three months and year ended December 31, 2017 within our GAAP Consolidated Statement of Operations, while reporting income on a non-GAAP basis over the same periods. An adjustment is reflected to correct for the dilution of 7.2 million dilutive shares outstanding in Q4 2017 and 6.4 million dilutive shares outstanding for the full of 2017.*

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SUPPLEMENTAL NON-GAAP MEASURES Year Ended December 31, 2017 Operating   Net earnings (loss) attributable to Motorola Solutions, Inc. $ (155) Earnings attributable to noncontrolling interests 4 Net earnings (loss) (151) Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:   Depreciation and amortization 343 Non-cash other charges 32 Non-U.S. pension settlement loss 48 Share-based compensation expense 66 Loss (gains) on sales of investments and businesses, net (3) Deferred income taxes 1,100 Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:   Accounts receivable (60) Inventories (46) Other current assets (99) Accounts payable and accrued liabilities 160 Other assets and liabilities (44) Net cash provided by operating activities from continuing operations 1,346 Investing   Acquisitions and investments, net (404) Proceeds from sales of investments and businesses, net 183 Capital expenditures (227) Net cash used for investing activities from continuing operations (448) Year Ended December 31, 2017 Financing   Repayment of debt (21) Net proceeds from issuance of debt 10 Issuance of common stock 82 Purchase of common stock (483) Payment of dividends (307) Payment of dividends to non-controlling interest (1) Deferred acquisition costs (2) Net cash used for financing activities from continuing operations (722)     Effect of exchange rate changes on cash and cash equivalents from continuing operations 62 Net increase (decrease) in cash and cash equivalents 238 Cash and cash equivalents, beginning of period 1,030 Cash and cash equivalents, end of period $ 1,268 Net cash provided by operating activities – capital expenditures $ 1,119 Tax benefit from anticipated U.S. Pension contribution for the 2017 tax year (33) Monetization of a long-term receivable accelerated into 2017 (57) Free cash flow $ 1,029 Motorola Solutions, Inc. and Subsidiaries Consolidated Statement of Cash Flows (in Millions) 14

Investor Presentation May 2018